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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                  AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

                             AS AMENDED AND RESTATED
                                      dated
                                  JULY 30, 1998

                       ARTICLE I. MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

         Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Chairman of the Board of Directors, President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. If a special meeting is called at the written request of stockholders, such request shall state with specificity the purpose or purposes of such meeting and the matters proposed to be acted on. Any business of the Company transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof. The call for the meeting shall be issued by the Secretary,


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unless the Chairman of the Board of Directors, President, Board of Directors, or
shareholders requesting the meeting shall designate another person to do so.

         Section 3. Place. Meetings of the shareholders may be held within or without the State of Florida.

         Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary, or the officer or persons calling the meeting to each shareholder or record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, a notice of the




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adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

         Section 6. Closing of Transfer Book and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
         If no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         Section 7. Voting Record. The officers of agent having charge of the stock transfer book for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list



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of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered offices of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.
         If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         Section 8. Shareholder Quorum and Voting. Unless otherwise provided in the Articles of Incorporation of this corporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock unless otherwise provided in the Articles of Incorporation of this corporation, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.
         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by



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the Articles of Incorporation of this corporation or law.
         After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless otherwise provided by the Articles of Incorporation of this corporation or bylaws.
         Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
         A shareholder may vote either in person or proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.
         At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.
         Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholders; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be



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made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any senior vice president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.
         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.
         On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.



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         Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.
         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.
         The authority of the holder of a proxy to act shall not be revoked by the incompetence of death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.
         If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one (1) is present then that one (1), may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.
         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         Section 11. Voting Trusts. Any member of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust



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agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         Section 12. Shareholders' Agreements. Two (2) or more shareholders of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

         Section 13. Action by Shareholders Without a Meeting. Any action required by law, these bylaws, or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of



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each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon unless otherwise provided in the Articles of Incorporation of this corporation.
         Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this action regarding the rights of dissenting shareholders.

         Section 14. Organization and Order of Business. At each meeting of the shareholders, the Chairman of the Board of Directors, or in the Chairman's absence or inability to act, the Vice Chairman of the Board, or in the Chairman's and Vice Chairman's absence or inability to act, the President, or in the Chairman's, Vice Chairman's and President's absence or inability to act, the Executive Vice President, shall act as Chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the Chairman of the Board or the presiding Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business of all meetings of the shareholders shall be determined by the Chairman of the meeting, who shall have the authority in his discretion to regulate the conduct of such meeting, including, without limitation, to impose restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend such meeting, to



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regulate and restrict the making of statements or asking of questions at such meeting and to cause the removal from such meeting of any person who has disrupted or appears likely to disrupt the proceedings at such meeting. At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given as provided in these by-laws, (b) otherwise properly brought before the meeting by or at the direction of the Chairman or a majority of the Board of Directors then in office, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and the shareholder must be a shareholder of record at the time such notice is given. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than seventy (70) days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such announcement of the date of the meeting was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as it appears on the Corporation's books, of the



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shareholder proposing such business, (c) the number of shares of the
Corporation's common stock which are beneficially owned by the shareholder, and
(d) any material financial interest of the shareholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 14, and if the Chairman of the meeting so determines, he shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 14, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                              ARTICLE II. DIRECTORS

         Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors, whose meetings shall be presided over by a Chairman of the Board who shall be elected by the Directors from among their number and may or may not be an officer of this corporation. In lieu of the Chairman presiding, the President may preside over such meetings.

         Section 2. Qualification. Directors need not be residents of this state or shareholders of this corporation.

         Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.


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         Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.
         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

         (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,
         (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or
         (c) a committee of the board upon which he does not service, duly designated in accordance with a provision of the Articles of Incorporation of this corporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.
         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.
         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.


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         Section 5. Presumption of Assent. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 6. Number. The numbers of directors which shall constitute the whole Board of Directors shall be nine (9) and shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes, the first class to consist of three (3) directors, the second class to consist of three (3) directors and the third class to consist of three
(3) directors. All directors of the corporation shall hold office until their successors are duly elected and qualified. At each annual meeting of the shareholders of the corporation, the successors of the class of directors whose terms shall expire in that year shall be elected to hold office for a term of three (3) years to succeed the members of that class of directors whose terms then expire, and shall hold office until the third following annual meeting of shareholders and until the election of their respective successors. In the event the total number of directors is increased to more than nine (9), the first additional director shall be elected to Class One, and thereafter each additional director shall be elected in order to Classes Two and Three so that the number of directors in each class shall be as equal as possible. All vacancies in the Board of Directors, not voted upon by the Shareholders as aforesaid, may be filled by the Board of Directors; and directors so elected by the Board of Directors shall hold office until the next annual meeting of



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the shareholders and until their successors are elected and qualified. If there is more than one vacancy, the electing resolutions shall specify the class to which a person, to be elected as a director, is being elected. Each shareholder shall be entitled to vote for the number of directors determined to be voted upon as aforesaid, showing on said shareholder's ballot the number of shares represented thereby; and the directors voted upon receiving the vote of the largest number of shares shall be elected and hold office until their successors are elected and qualified. It is further provided that the Board of Directors may elect an Advisory Board, none of whom shall be members of the Board of Directors, for a term of one (1) year ending on the date of the next annual meeting of shareholders, which Advisory Board shall perform such duties as may be designated by the Board of Directors.

         Section 7. Election and Term. Any vacancy occurring in the Board of Directors, whether caused by resignation, death, or otherwise, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors attending a regular, stated or special meeting called for that purpose, even though less than a quorum be present. A director thus elected to fill any vacancy shall hold office for the unexpired term of this predecessor, and until his successor is elected and qualified, except where such director was elected to fill a vacancy which does not expire by the next annual meeting of shareholders, in which case such director shall be required to stand for election at the next annual meeting of shareholders and shall be elected for such term as the class of which he is a member is elected as provided in Section 6 of this Article II.

         Section 8. Quorum and Voting. Unless otherwise provided in the



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Articles of Incorporation of this corporation, a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. Unless otherwise provided in the Articles of Incorporation of this corporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 9. Director Conflicts of Interest. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

         (a) The fact of such relationships or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or
         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or
         (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.
         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a



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committee thereof which authorizes, approves or ratifies such contract or transaction.

         Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

         (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,
         (b) designate candidates for the office of director, for purposes of proxy solicitation or otherwise,
         (c) fill vacancies on the Board of Directors or any committee, thereof,
         (d) amend the bylaws,
         (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or
         (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or



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manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class or shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.
         The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         Section 11. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

         Section 12. Time, Notice and Call of Meetings. Regular Meetings of the Board of Directors shall be held without notice at each time and place as the Board of Directors may be resolution from time to time designate. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery or by mail, telegram or cablegram at least two days before the meeting.
         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of



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business because the meeting is not lawfully called or convened.

         Neither the business to be transaction at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.
         Meeting of the Board of Directors may be called by the chairman of the board, by the president of the corporation, or by any two directors.
         Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.



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         Section 14. Nomination, Election and Tenure of Directors. Nominations
for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Any shareholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors by giving timely notice thereof in proper written form to the Secretary accompanied by a petition signed by at least one hundred (100) record holders of the common stock of the Corporation which shows the number of shares held by each person and which represent in the aggregate one percent (1%) of the outstanding shares entitled to vote in the election of Directors. To be timely, notice shall be delivered to or mailed and received at the principal executive offices not less than seventy (70) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, to be timely, notice by the shareholder must be received at the principal executive offices not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice shall set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and (ii) as to the shareholder giving the notice (x) the name and address, as they appear



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on the Corporation's books, of such shareholder and (y) the number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that a shareholder seeks to nominate one or more Directors, the Secretary shall appoint one or more inspectors to determine whether a shareholder has complied with this Section 14. If the inspectors shall determine that a shareholder has not complied with this Section 14, the Chairman shall declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Except as provided in Section 7 of this Article II, a Director shall be elected at the annual meeting of shareholders at which the Class in which such Director is a member is standing for election and shall hold office for a term of three (3) years as provided in Section 6 of this Article II and until his or her successor is elected and qualified, unless sooner displaced. Directors are eligible for re-election, and a Director may resign at any time by giving written notice to the Company.


                              ARTICLE III. OFFICERS


         Section 1. Officers. The officers of this corporation shall consist of a chairman of the Board of Directors, a president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the



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


annual meeting of shareholders of this corporation, and shall service until their successors are chosen and qualify. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a chairman of the Board of Directors, present, secretary or treasurer shall not affect the existence of this corporation.

         Section 2. Duties. The officers of this corporation shall have the following duties:
         The Chairman of the Board of Directors shall have general supervisory authority over the management of the business and affairs of this corporation subject to the direction of the Board of Directors and shall preside at all meetings of Shareholders and the Board of Directors of this corporation.
         The President shall have general and active management of the business and affairs of the corporation subject to the directions of the Chairman of the Board of Directors and the Board of Directors, and in the absence of the Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors.
         The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the President.
         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the

President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.
         The functions of chief executive office, chief financial officers and chief accounting officers of this corporation shall be performed by those officers designated as such by the Board of Directors of this corporation or its Executive Committee.

         Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.
         Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.
         Any officer or agent elected or appointed by the President may be removed by the President.
         Any vacancy, however occurring, in any office may be filled by the Board of Directors.
         Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                         ARTICLE IV. STOCK CERTIFICATES

         Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         Section 2. Form. Certificates representing shares in this corporation shall be signed by the President or a Senior Vice President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or a Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.
         Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.
         Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

         Section 3. Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange or by an officer of the corporation.

         Section 4. Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

                          ARTICLE V. BOOKS AND RECORDS

         Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.
         This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the name and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.
         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         Section 3. Financial Information. Not later than four (4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.
         Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.
         The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                              ARTICLE VI. DIVIDENDS

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in its Articles of Incorporation, subject to the following provisions:

         (a) Dividends of cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.
         (b) Dividends may be declared and paid in the corporation's own treasury shares.
         (c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:
         (1) If a dividend is payable in shares have a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.
         (2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the

Board of Directors by resolution adopted at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.
         (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation of this corporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.
         (e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.
         (f) Subject to any restriction in the Articles of Incorporation of this corporation, if this corporation is engaged in the business of holding assets which are depreciable in nature, dividends may be declared and paid in cash of the current value of the net cash assets of this corporation as determined by this corporation by resolution of its board of directors, based upon a current fair valuation or other method that is reasonable in the circumstances; but each such dividend shall be identified as a distribution of such current value of the net assets, and the amount per share paid from such current value of the net assets shall be disclosed to the shareholders receiving the dividends concurrently with the distribution thereof.

                           ARTICLE VII. CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

                  AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

                                 Corporate SEAL

                                      1968

                                     Florida

       ARTICLE VIII. INDEMNIFICATION OF CERTAIN PERSONS BY THE CORPORATION


         Section 1. The corporation shall indemnify and otherwise hold harmless any director, officer, employee or agent of the Corporation or any former director, officer, employee or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any and all cause and causes of action, whether civil or criminal, whether instituted or threatened, and any other proceeding whether administrative, criminal or civil, whether instituted or threatened, or other liabilities, losses, costs, and damages, fines and settlement costs, of whatsoever kind or nature, including but not limited to any reasonable attorneys' fees and expenses, incurred in connection with the execution of his duties or the exercise of his discretion as such director, officer, employee or agent, except where the same has been judicially determined to be due to gross negligence or willful misconduct of such person. Nevertheless, provided that the corporation shall be given reasonable notice by such person of any such action or causes of action or proceedings or the threat thereof and be given reasonable opportunity to assume the defense against the same and to indemnify and hold harmless such person therefrom.

         Section 2. In addition to the indemnification provided in Section 1, above, such director, officer, employee or agent shall be entitled as a matter of right and the corporation shall be obligated to indemnify such person to the fullest extent as is provided and allowed pursuant to the law of the State of Florida as it shall be enacted at the time such indemnification is to be made.

         Section 3. The aforesaid indemnification provisions contained in
Section 1. and 2. above shall not be exclusive but shall be in addition to any right of indemnification which such aforesaid director, officer, employee or agent shall be entitled to as a matter of law or pursuant to contract or otherwise.

         Section 4. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.



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


                              ARTICLE IX. AMENDMENT

         Unless otherwise provided by the Articles of Incorporation of this corporation, these bylaws may be repealed or amended, and new bylaws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide such bylaw not subject to amendment or repeal by the Board of Directors.



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